Exhibit 10.6

Amended and Restated Exclusive Business Cooperation Agreement

This Amended and Restated Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on November 25, 2013 in Beijing, the People’s Republic of China (“China” or the “PRC”).

Party A:	Tarena Technologies Inc.
Address:	Suite 3709, 18 Jia West Road of North Third Ring, Haidian District, Beijing

Party B:	Beijing Tarena Jinqiao Technology Co., Ltd.
Address:	Room 4-3, No.4 Workshop, 10 Zhenggezhuang Village, Beiqijia Town, Changping District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.	Party A is a wholly-foreign-owned enterprise established in China and has the necessary resources to provide technical and consulting services;

2.	Party B is a company with exclusively domestic capital registered in China, engaging in technology development, technology transfer, technology consulting and other services;

3.	Party A is willing to provide Party B with exclusive technical, consulting and other services in relation to technology development, technology transfer, technology consulting and other services during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

4.	Party A and Party B executed an Exclusive Business Cooperation Agreement (the “Original Exclusive Business Cooperation Agreement”) on December 31, 2006. The Parties intend to enter this Agreement to replace and supersede the Original Exclusive Business Cooperation Agreement by executing this Agreement.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Party A

1.1	Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete technical support, business support, and related consulting services (the “Services”) during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which Services may include all services within the business scope of Party B as may be determined from time to time by Party A, including but not limited to:

(1)	Licensing Party B to use any software legally owned by Party A;

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(2)	Development, maintenance and update of software involved in Party B’s business;

(3)	Design, installation, daily management, maintenance and updating of network system, hardware and database design;

(4)	Technical support and training for employees of Party B;

(5)	Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)	Providing business management consultation for Party B;

(7)	Providing marketing and promotion services for Party B;

(8)	Providing customer order management and customer services for Party B;

(9)	Leasing of equipments or properties; and

(10)	Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2	Party B agrees to accept all the Services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or services similar to the Services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the Services under this Agreement.

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1.3	Forms of Service

1.3.1	Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2	To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or property based on the needs of the business of Party B.

1.3.3	Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets of Party B, to the extent permitted under the PRC laws, at the lowest purchase price permitted by the PRC laws. In this case, the Parties shall enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.	The Calculation and Payment of the Service Fees

2.1	The fees payable by Party B to Party A during the term of this Agreement shall be calculated as follows:

2.1.1	As requested by Party A, Party B shall pay service fee to Party A in each month. The service fee for each month shall consist of management fee and fee for services provided, which shall be determined by the Parties through negotiation after considering:

(1)	Complexity and difficulty of the services provided by Party A;

(2)	Title of and time consumed by employees of Party A providing the services;

(3)	Contents and value of the services provided by Party A;

(4)	Market price of the same type of services;

(5)	Operation conditions of the Party B.

2.1.2	On the premise of complying with the PRC law, Party A agrees that, during the term of this agreement, it is entitled to and responsible for all economic benefits and risks derived by Party B. If any operating loss or critical operation adversity occurs in Party B, Party A shall provide financial support to Party B, and only Party A can decide whether Party B should continue its operation and Party B shall unconditionally accept and execute the decision made by Party A as aforesaid.

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2.1.3	If Party A transfers technology to Party B or develops software or other technology as entrusted by Party B or leases equipments or properties to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1	Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2	The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

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4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a wholly-foreign-owned enterprise legally established and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2	Its execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; It has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on it.

4.1.3	This Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

4.2	Party B hereby represents and warrants as follows:

4.2.1	Party B is a company legally established and validly existing in accordance with the laws of China and has obtained and will maintain all permits and licenses for engaging in the principal business in a timely manner;

4.2.2	Its execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; It has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on it.

4.2.3	This Agreement constitutes its legal, valid and binding obligations, and shall be enforceable against it.

5.	Effectiveness and Term

5.1	Unless otherwise terminated in accordance with the provisions of this Agreement or as determined by Party A in writing, this Agreement shall remain in full force and effect. Since the effective date of this Agreement, the Original Exclusive Business Cooperation Agreement shall be terminated and shall be replaced and superseded by this Agreement.

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5.2	During the term of this Agreement, in the event the operation term of either Party expires, such Party shall immediately extend its operation term in a timely manner so that this Agreement could remain in full force and effect. In case the application of such Party for the extension is not approved by the governmental authorities, this Agreement shall terminate upon expiration of the operation term of such Party.

5.3	The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

6.2	In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

6.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	Breach of Agreement and Indemnification

7.1	If Party B commits any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to pay for all damages; this Section 7.1 shall not be prejudiced to any other rights of Party A herein.

7.2	Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3	Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

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8.	Force Majeure

8.1	In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2	If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.	Notices

9.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Tarena Technologies Inc.
Address:	Suite 3709, 18 Jia West Road of North Third Ring, Haidian District, Beijing
Attn:	Han Shaoyun
Phone:	86-10 6213-6369
Facsimile:	86-10 6211-0873

Party B:	Beijing Tarena Jinqiao Technology Co., Ltd.
Address:	Room 4-3, No.4 Workshop, 10 Zhenggezhuang Village, Beiqijia Town, Changping District, Beijing
Attn:	Han Shaoyun
Phone:	86-10 6213-5687
Facsimile:	86-10 6211-0873

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be made in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amended and Restated Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Tarena Technologies Inc.

By:	/s/ Han Shaoyun
Name:	Han Shaoyun
Title:	Legal Representative

Party B: Beijing Tarena Jinqiao Technology Co., Ltd.

By:	/s/ Han Shaoyun
Name:	Han Shaoyun
Title:	Legal Representative

Signature Page to Amended and Restated Exclusive Business Cooperation Agreement